UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 29, 2009

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Bank Facility Amendment

As previously disclosed, Terex Corporation (“Terex” or the “Company”) and certain of its subsidiaries reached agreement on an amendment to their bank credit facility with the lenders party thereto and Credit Suisse, as administrative agent and collateral agent (the “Amendment”), with the effectiveness of the Amendment being conditioned on the successful completion of certain capital markets transactions. As a result of today’s completion of these capital markets transactions, the Amendment is now effective.

Pursuant to the Amendment, Terex has reduced its domestic revolving credit commitments under the credit facility by $150 million, prepaid approximately $58 million principal amount of its term loans under the credit facility and will be charged higher interest rates under the credit facility. The amendment also eliminates certain existing financial covenants dealing with the Company’s consolidated leverage ratio and consolidated fixed charge coverage ratio, and instead requires the Company to (a) maintain liquidity (as defined in the Amendment) of not less than $250 million on the last day of each fiscal quarter through June 30, 2011, and (b) thereafter, maintain a senior secured leverage ratio (as defined in the Amendment) not in excess of 3.50 to 1.00 at the end of each fiscal quarter, with the ratio declining to 3.00 to 1.00 effective October 1, 2012 and to 2.50 to 1.00 effective October 1, 2013.  Under the Amendment, at any time on or prior to June 30, 2011, if the Company’s consolidated leverage ratio is greater than 2.50 to 1.00, the Company will be prohibited from repurchasing shares of its common stock, paying dividends or redeeming or making payments on its debt (other than regularly scheduled payments of debt and debt under our bank credit facility). Additionally, the Amendment provides the Company added flexibility in various restrictive covenants and also requires the Company to provide certain collateral to secure its obligations under the credit facility.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Certain of the lenders, or their affiliates, under the Amendment are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Underwriting Agreements

On May 29, 2009, Terex entered into three separate underwriting agreements (each, an “Underwriting Agreement” and collectively, the “Underwriting Agreements”) with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters named therein. The first Underwriting Agreement related to the Company’s offer and sale of $300 million principal amount of 10.875% Senior Notes due 2016 at an issue price of 97.633% (the “Notes”). The second Underwriting Agreement related to the Company’s offer and sale of 11 million shares of its common stock, priced at $13.00 per share to the public (the “Stock”), plus an option by the underwriters to purchase up to an additional 1.65 million shares of the Stock to cover any over-allotments. The third Underwriting Agreement related to the Company’s offer and sale of $150 million principal amount of 4.00% Convertible Senior Subordinated Notes due 2015 (the “Convertible Notes”), plus an option by the underwriters to purchase up to an additional $22.5 million principal amount of Convertible Notes to cover any over-allotments. The Company offered and sold these securities pursuant to its Registration Statement on Form S-3, File No. 333-144796 (the “Registration Statement”).

Each Underwriting Agreement contains customary representations and covenants and includes the terms and conditions of the sale of the Notes, Stock and Convertible Notes, as applicable, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing description of the Underwriting Agreements is qualified in its entirety by reference to each such Underwriting Agreement, copies of which are filed herewith as Exhibits 1.1, 1.2 and 1.3 and are incorporated herein by reference.

Certain of the underwriters, or their affiliates, are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Item 8.01. Other Events.

The Company issued a press release on June 3, 2009, announcing that it has completed its previously announced financing, with total net proceeds to Terex of approximately $612 million. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

The Opinion and Consent of Bryan Cave LLP as to the validity of the Stock offered and sold pursuant to the Registration Statement are each filed herewith and are each incorporated by reference into the Registration Statement. The Opinion and Consent of Fried, Frank, Harris, Shriver and Jacobson LLP as to the validity of the Notes and the Convertible Notes offered and sold pursuant to the Registration Statement are each filed herewith and are each incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

1.1       Underwriting Agreement for the Notes, dated May 29, 2009, among Terex Corporation and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives for the several underwriters named therein.

1.2       Underwriting Agreement for the Stock, dated May 29, 2009, among Terex Corporation and UBS Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives for the several underwriters named therein.

1.3       Underwriting Agreement for the Convertible Notes, dated May 29, 2009, among Terex Corporation and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives for the several underwriters named therein.

5.1	Opinion of Bryan Cave LLP as to the validity of the Stock

5.2	Opinion of Fried, Frank, Harris, Shriver and Jacobson LLP as to the validity of the Notes and the Convertible Notes

10.1     Amendment No. 3 dated as of May 27, 2009 to Credit Agreement dated as of July 14, 2006, among Terex Corporation, certain of its subsidiaries, the Lenders named therein and Credit Suisse, as Administrative Agent and Collateral Agent.

23.1	Consent of Bryan Cave LLP (contained in Exhibit 5.1)

23.2	Consent of Fried, Frank, Harris, Shriver and Jacobson LLP (contained in Exhibit 5.2)

99.1	Press release of Terex Corporation issued on June 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel